Exhibit 10.13



    SUB-CONTRACT AGREEMENT FOR PROVISION OF MANAGEMENT AND TECHNICAL SERVICES


                                     BETWEEN

                         NOSTRAD TELECOMMUNICATIONS INC.

                                       AND

                           PFLUGER ENTERPRISES L.L.C.



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THIS SUB-CONTRACT  AGREEMENT FOR PROVISION OF MANAGEMENT AND TECHNICAL  SERVICES
("this Agreement") is made and entered into as of this 6th day of August 1999, between Nostrad Telecommunications Inc. a Pfluger established in Nevada, USA ("the NSTC "), and Pfluger Enterprises, L.L.C., a Texas (IJSA) limited liability Pfluger ("Pfluger ");

     WHEREAS, Pfluger has entered into an Equipment Supply Contract and a Management and Technical Services Agreement for provision and management of an MMDS wireless cable television distribution and reception system ("the System") pursuant to the terms of that certain Comprehensive Supply Contract between with the Zimbabwe Broadcasting and Pfluger ("the Supply Contract") and ("Management and Technical Services Agreement") hereto in attached as Exhibit "A" and forms part of this agreement. For purposes of this Agreement, any and all business, applications, operations or ancillary applications or uses of any equipment constituting a part of the System, including the Equipment itself, throughout the world shall be referred to herein as the "Business";

     AND WHEREAS the parties hereto have signed an MOU on August 6 1999 and the parties now wish to record the terms of their agreement;

     AND WHEREAS, Pfluger desires to engage NSTC as its exclusive agent to operate the Business pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, these presents witness that the parties hereto hereby agree as follows-

                                    ARTICLE I
                      APPOINTMENT AND COMPENSATION OF NSTC

     1.1 Appointment of the NSTC. Pfluger hereby appoints the NSTC, and the NSTC hereby accepts appointment, on the terms and conditions set forth herein, to exclusively manage and operate the Business on Pfluger's behalf from and after the Effective Date (as hereinafter defined) throughout the world. NSTC shall be an independent contractor and not an agent of Pfluger, except to the limited extent and for those limited Purposes specifically set forth in this Agreement.

     1.2 Delegations of Authority.

          (a) To NSTC. Except as otherwise provided herein, and subject to the management and operational policies that may be reasonably established from time to time by ZBC or Pfluger, Pfluger delegates to the NSTC, and the NSTC hereby assumes, the exclusive right and authority for the proper and efficient day-to-day operation and management of the Business. Pfluger and the NSTC agree that each will cooperate with and assist the other in every reasonable and proper way to permit the NSTC to carry out its duties under this Agreement or otherwise

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     with  respect  to  Business.  The  Business  shall be  operated  completely independently of the other operations of Pfluger and Pfluger shall take such measures as are necessary to ensure that the operations of the Business are not affected by the other operations of Pfluger, including but not limited to, any financial responsibility for the other operations of Pfluger other than as provided herein.

          (b) Pfluger's Representatives. Pfluger reserves the right to have a person appointed to the Board of the Entity as hereinafter defined and to delegate to any such party the authority to exercise or perform any right, power, privilege, or duty that Pfluger may have under this Agreement or otherwise in connection with the Business; provided, however, such representative shall not interfere with the operations of the Business by NSTC; nor shall such party have the right to dictate or direct NSTC in regard to the manner in which NSTC should execute its obligations and/or operations. NSTC shall cooperate and deal with any such party as to any matter so delegated just as if Pfluger's representative was Pfluger under the terms of this Agreement. No delegation by Pfluger to any representative shall diminish either the authority or the responsibility of the NSTC under
     Section 1.2(a) or any other provision of this Agreement.

     1.3 Funding. Subject to the provisions hereof regarding the authority for expenditures by NSTC and within limits established by any approved budgets, Pfluger through ZBC agrees to pay for all costs of equipping and operating the Business and to advance any funds necessary for such purpose; provided, however, NSTC shall have the exclusive right to collect all funds generated from the Business and to pay all expenses attendant thereto. To the extent of any shortfall, NSTC shall notify Pfluger in writing. Notwithstanding anything contained herein, NSTC shall have the right to deduct all and any expenses incurred by it, whether or not the funds for which expense or expenses should have been advanced by Pfluger, from any funds that may be due or to become due to Pfluger.

     1.4 Comprehensive Supply Contract between with the Zimbabwe Broadcasting and Pfluger: Pfluger hereby agrees to grant NSTC the right of first refusal to provide equipment and services on a lump sum basis as per the "Supply Contract" on Terms and Conditions acceptable to both party's. In this regard Pfluger agrees to provide NSTC with any engineering studies, specification and bills of materials in order for NSTC to provide a competitive proposal.

                                   ARTICLE II
                                 DUTIES OF NSTC

     2.1 General Statement of NSTC's Duties and Authority. NSTC agrees to manage and operate the Business in a manner that is consistent with business

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operations  similar to the Business of Pfluger and shall use diligent efforts to operate the Business so as to maximize net operating income to ZBC, consistent with the support and maintenance of the long-term prospects of the Business. NSTC will also perform its duties in a reasonable and professional manner and to minimize expenses and losses to ZBC, consistent with the support and maintenance of the long-term prospects of the Business. NSTC will make available to ZBC through Pfluger the full benefit of the judgment, experience and advice of members of the NSTC's organization and shall be responsible for the operation of the Business throughout the world. The NSTC will at all times act in good faith and in a commercially reasonable manner with respect to the proper operation and protection of and accounting for ZBC's assets. In this connection, and subject to the terms and conditions of this Agreement, the NSTC shall have the exclusive right to do the following:

          (a) Hire employees and discharge, maintain and supervise an adequate staff to operate the Business at wages and salary rates for various jobs from time to time by ZBC.

          (b) Recommend and institute appropriate employee benefits.

          (c) Design and maintain accounting and any and all other reasonably necessary or desirable reports. The NSTC shall institute procedures and file reports and applications under any applicable statutes, regulations or ordinances.

          (d) Maintain accounting and management information systems for the Business in accordance with generally accepted accounting principles.

          (e) Collect all revenue and provide for the orderly payment of bills, accounts payable, employee payroll, taxes, insurance premiums and other debts of ZBC, including but not limited to, all Management Fees and all amounts owed with respect to the loan obtained by Pfluger to purchase the System (the "Loan"); provided, that the NSTC's responsibility under this section shall be limited to the exercise of reasonable diligence and care to apply the funds collected in the operation of the Business to its obligations in a timely and prudent manner, and the NSTC shall have no separate liability with respect to any obligation of the Business. It is recorded for the avoidance of doubt that ZBC under the terms of ZBC's and Pfluger's Agreements attached as Exhibit "A" is and shall at all times remain the party liable to repay the Loan and that the NSTC assumes nothing more than the administrative function of repaying the Loan to the extent sufficient funds exist. Should there be insufficient funds to effect the repayment when due of any installment of the Loan, NSTC will advise ZBC and Pfluger as soon as practicable and ZBC and Pfluger undertakes to provide NSTC such funds requested immediately upon notification by NSTC.

          (f) Advise and assist ZBC in obtaining and maintaining customary insurance coverage, with ZBC, NSTC and such other persons as requested by ZBC named as insureds. The NSTC shall advise the ZBC with regard to the availability, nature and

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     desirable policy limits of insurance coverage and shall request and receive bids for such coverage.

          (g) Negotiate with any labor union or other organization lawfully entitled to represent employees of the Business, provided, however, that any collective bargaining agreement or labor contract must be submitted to ZBC for its approval and execution.

          (h) Make periodic evaluations of the performance of the Business and attempt to expand the business beyond the borders of Zimbabwe.

          (i) Establish and maintain charts of accounts, accounting systems, and internal controls.

     Design and implement a product and services marketing plan.

          (k) Advise and assist ZBC in maintaining all necessary and desirable licenses and permits.

          (1) Supervise the maintenance of the System.

          (m) Obtain satellite transponder space in so far as NSTC is able.

          (n) Provide all programming to be broadcast on the System.

          (o)  Obtain  and  sell  all  decoders,   replacement,  and  additional
     equipment for the System.

          (p) Negotiate with other countries for any use of the System.

          (q) Negotiate and implement any ancillary use of the System.

          (r) To formulate a budget for its obligations in terms of this Agreement and forward it to Pfluger for its approval before such budget is implemented.

     Except for the purchase of normal quantities or amounts of goods, services and supplies reasonably required in the ordinary course of Business' normal operation and maintenance, the NSTC shall not pledge the credit of ZBC or incur any other liabilities or obligations in ZBC's name without ZBC's prior written consent. Notwithstanding anything else contained herein, those of the NSTC's obligations hereunder that require the expenditure of funds shall be and are conditioned on there being sufficient funds available therefor in the bank accounts of the Business provided for herein. In no event shall the NSTC

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     be in default for not performing,  its  obligations  hereunder that require the expenditure of funds if there are not funds available in the accounts of the Business. In no event or circumstance is NSTC obligated to advance any funds in order to enable it to perform any of its obligations hereunder.

     2.2 The ZBC's Rights Regarding Management NSTC agrees that its representatives will consult with and advise ZBC and its representatives with reasonable frequency, and the NSTC shall make no significant policy changes without ZBC's prior written consent, The NSTC shall make no decisions of any substantive or long-term consequence which are not either specifically reflected in an approved budget or marketing and management plan, which shall be updated biannually, or otherwise approved in writing by the board of directors of ZBC (the "Board of Directors"). For purposes of this Agreement, "long-term" shall mean having an effect over a period of three years or more.

     2.3 Access to Records and Facilities. The books and records of the Business, for which the NSTC is responsible, shall be maintained at the principal offices of the Business, although the NSTC shall have the right to maintain copies of such records at its office for the purpose of providing services under this Agreement. NSTC shall make available to ZBC and Pfluger, its agents, accountants and attorneys during normal business hours, all books and records pertaining to the Business subject to ZBC or Pfluger giving NSTC reasonable written notice of its intention so to do and NSTC shall respond to any questions of ZBC or Pfluger with respect to such books and records and shall confer with ZBC and Pfluger at all reasonable times, upon written request, concerning, operation of the Business, and the NSTC shall assist and cooperate with ZBC's auditors in the conduct of any audit of the financial condition and results of operations of the Business. Further, within thirty (30) days of the expiration of each quarter, NSTC shall provide ZBC and Pfluger financial reports regarding the operations of the Business.

     2.4 Laws Regulations and Licenses.

          (a) NSTC shall comply on behalf of ZBC with all material and applicable laws, rules and regulations relating to the Business and shall operate the Business so that it shall maintain all necessary and material licenses, permits, consents and approvals from all Governmental agencies which have jurisdiction over the operations of the Business.

          (b) Neither ZBC/Pfluger nor the NSTC shall knowingly or purposefully take any action which shall cause any governmental authority having Jurisdiction over the operation of the Business to institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval.

     2.5 Taxes. Any taxes or other governmental obligations lawfully imposed on the Business are the obligations of ZBC, nor of NSTC, and shall be paid out of the operating accounts of the Business. With the written consent of ZBC, NSTC may contest the validity or amount of any such material tax or imposition or the validity or application of any law, ordinance, rule, ruling, regulation, order or requirement of any governmental

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agency  having   jurisdiction  by  appropriate  legal  proceedings,   diligently
conducted in good faith, in the name of ZBC. ZBC shall cooperate with NSTC with regard to the contest, and ZBC shall pay the reasonable attorney's fees incurred with regard to the contest. Counsel for any such contest shall be selected by NSTC.

     2.6 Additional Rights of NSTC. The NSTC shall, in addition to the rights set forth herein, have the following specific rights:

          (a) To market the Business and cause it to be advertised anywhere in the world;

          (b) To market, Sell and install decoders or subscriber packages enable subscribers and such other equipment as may be necessary to anywhere in the, world to access programs, information of any other service transmitted by or through the System;

          (c) To negotiate and collect all and any revenue, generated directly or indirectly from the Business and, in particular, the collection from subscribers and/or consumers of subscriptions and charges levied by the NSTC for the use of all or any of the Equipment referred to in the Supply Contract;

          (d) To establish such accounting and/or billing systems as may be necessary to enable subscriber to be billed for services rendered by the Business anywhere in the world;

          (e) To incorporate or establish such company or companies and/or such other legal entity (the "Entity") as NSTC deems fit to facilitate the collection of revenue from subscribers to effect payment of expenses related to the provision of services of the Business and to carry out all or any of the functions that NSTC is obligated to perform under and the terms of this Agreement,

          (f) The specific right to delegate all and any of its functions to the Entity or such other party as NSTC deems fit.

     2.7 Ancillary Uses of the System, It is acknowledged by the parties that the Equipment forming the subject matter of the Supply Contract is capable of being utilized for functions other than pay television, such as, but not limited to internet access provider uses and paging and is also capable of transmitting pay television to countries other than Zimbabwe (hereinafter referred to the "Ancillary 'Uses"). Pfluger hereby irrevocably appoints NSTC as its agent to secure subscribers, users and/or operators for the Ancillary Uses and hereby undertakes to ratify any agreement that the NSTC may conclude with any third party or parties with respect to such Ancillary Uses; provided, however that the parties hereto shall thereafter conclude an agreement relating to the additional revenue realized as a result of the employment of the Ancillary Uses as between themselves, but pending such agreement it is agreed that

          (a) NSTC shall be entitled at all times to be paid directly by such third party

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     or parties all and any dues in terms of any agreement concluded by the NSTC on behalf of ZBC and such third party or parties-,

          (b) NSTC shall be entitled to form such company or companies or other legal entity for the proper delivery of any service in respect of the Ancillary uses;

          (c) NSTC shall be entitled to no less than thirty (35%) percent of the Net Profit realized as a result of the employment of the Ancillary Uses by such third party or parties;

          (d) NSTC shall be entitled to retain and utilize all revenue resulting from the employment of the Ancillary Uses until such time as an agreement has been concluded between NSTC and ZBC relating to the employment of the Ancillary Uses.

                                   ARTCLE III
                                      TERM

     3.1 Term. Subject to early termination pursuant to any of the provisions of
Article III the initial term of this Agreement shall commence on the Effective Date and expire at midnight on the twenty (20) year anniversary of the Effective Date, and unless this Agreement is terminated pursuant to any of the provisions of Article III, the term of this Agreement shall thereafter automatically be renewed and extended on each anniversary of the Effective Date for additional ten (10) year terms, subject to early termination pursuant to any of the provisions of Article III.

     3.2 Termination by Either Party for Cause. In the event of either party committing a breach of any of the terms of this agreement and failing, to remedy same within thirty days of the posting of a letter by prepaid registered post specifically describing the breach, the aggrieved party shall have, in addition to any other right it may have at law, the right to terminate this Agreement.

     3.3 Additional grounds for termination. In any event either party may terminate this Agreement by written notice of termination if any of the following occurs to the other party

          (a) The other party dissolves or is placed in provisional liquidation or admits that it is unable to pay its debts as and when they fall due; or

          (b) A judgment is entered against the other party or the other party undergoes a restructuring in terms of which there is a change in control, shareholding or management of that other party.

     3.4 Effect of Termination. The termination of this Agreement for any reason shall not affect (a) any right, obligation or liability which has accrued under this Agreement on or before the effective date of such termination, or (b) the indemnification obligations described in Section 5.5. Upon termination of this
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Agreement for any reason, NSTC shall cooperate with ZBC and Pfluger in an effort to achieve an efficient transition, and before receiving, final payment of the Management Fee, shall promptly deliver to ZBC and Pfluger or such other person or persons as ZBC or Pfluger may direct in accordance with ZBC's instructions, and take all steps necessary or desirable to ZBC in full control of, all Business funds, accounts, original contracts, monies, books, insurance policies, records, file, and folios of every kind and description, whether relating to past, current or prospective customers, contracts, maintenance, repairs or otherwise, and all other things, items or information reasonably necessary or appropriate to the continuing management, operation and maintenance of the Business.

     .). 4 Payment of Management Fee Upon Termination.

          (a) If this  Agreement is properly  terminated by NTSC for cause under
     Section 3.2 or 3.3, then:

               (1) any accrued unpaid Base Management Fee (as hereinafter defined) installments with respect to any period prior to the date of such termination shall be paid as provided in Section 4. 1; and

               (2) as soon as the audited financial report is completed for the fractional fiscal year in which such termination occurs, the Additional Management Fee (as hereinafter defined) prorated for the then current year, prorated for the period during which this Agreement was in effect (collectively, the "Prorated Fee"), shall be paid to NSTC as provided in Section 4. 1.

          (b) If this Agreement is terminated by ZBC for cause in strict compliance with Section 3.2, then:

               (1) unpaid accrued Base Management Fees will be paid;

               (2) as soon as the audited financial report is completed for the fractional fiscal year in which such termination occurs, the Additional Management Fee, prorated for the period during which this Agreement was in effect, shall be paid and/or granted to NSTC as provided in Section 4. 1.

     3.5 Break-up Fee Upon Termination.

          (a) Notwithstanding anything contained herein if the Agreement between ZBC and Pfluger herein attached as Exhibit "A" is terminated by ZBC for any reason other than the natural expiration of the term of this Agreement, in recognition and in compensation of NSTC for its large capital expenditures and uncompensated time incurred in connection with the establishment of the Business, Pfluger shall pay NSTC a break-up fee

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     of US  $3,000,000  from the  proceeds  received by Pfluger  from ZBC within seven (7) days from receipt of such funds.

                                   ARTICLE IV
                                 MANAGEMENT FEES

     4.1 Management Fees.

          (a) Base Management Fee. During the term of this Agreement NSTC shall pay itself from the revenue generated by the Business as compensation for performing the duties set forth herein a Base Management Fee ("Base
     Management Fee") payable monthly in advance in an amount equal to US $10,000 per month on the first day of each and every month;

          (b) Additional Management Fee. The NSTC shall be entitled to an additional management fee (the "Additional Management Fee") equal to fifteen (15%) percent of the Net Profit (as hereinafter defined) generated by sources within Zimbabwe until all amounts owed with respect to the Loan have been paid, and thirty (30%) percent thereafter. All Business generated from Sources outside Zimbabwe shall be subject to separate agreement but in no event shall NSTC receive less than forty (40%) percent of the Net Profit from sources outside Zimbabwe. For purposes of this Agreement, Net Profit shall mean the sum of all revenue of the Business less the actual costs of operating the Business with generally accepted accounting principles, be determined once each quarter and shall be payable as soon thereafter as sufficient funds exist after taking into account adequate reserves for the operation of the Business. At the time that NSTC pays itself the Additional Management Fee, it shall pay to ZBC and Pfluger its share of the profits of the Business.

          (c) Notwithstanding anything contained in this agreement, the parties specifically agree that in defining the Net Profit, NSTC shall be entitled to first provide for and pay to itself the Base Management Fee, then provide for and pay all the expenses of the Business and/or the Entity and only thereafter will NSTC be obliged to account to ZBC and or Pfluger for any monies; PROVIDED that the NSTC shall be entitled in so accounting to ZBC and Pfluger to withhold that portion of the net profit that represents monies due to it by way of the Additional Management Fee or such other monies that may be due to it by way of the Additional Management for such monies that may be due.

                                    ARTICLE V
                               GENERAL PROVISIONS

     5.1 Relationship. NSTC is an independent contractor and not an agent of ZBC or Pfluger, except to the limited extent and for those limited purposes specifically set forth herein; accordingly, NSTC shall not have the power to (and shall not purport to) bind or obligate ZBC or Pfluger except to the extent and as specifically set forth in this Agreement or as otherwise agreed upon and approved by ZBC or Pfluger in writing. NSTC shall not be deemed or construed to be, and shall not be, under any circumstance or for any purpose a partner or joint venture of or with ZBC or Pfluger by virtue of or under this Agreement or otherwise in respect of the Business.

     5.2 Assignment. This Agreement shall be binding upon Pfluger and NSTC and their respective successors and permitted assigns and shall inure to the benefit of Pfluger and NSTC. Save as specifically provided herein, neither Pfluger nor the NSTC may assign or transfer any of its obligations under this Agreement without the prior written consent of the other party, which may be withheld without cause in the other party's sole discretion; provided, however, the NSTC may assign this Agreement to an affiliate who expressly assumes and agrees to be bound by the terms of this Agreement and NSTC may subcontract any and all of its duties hereunder provided NSTC shall in all instances remain liable to Pfluger for all ditties performed by NSTC or its subcontractors hereunder. This Agreement is not intended for the benefit of any third party, and no such third party may enforce any rights or obligations arising under this Agreement against Pfluger or NSTC as a third party beneficiary.

     5.3 Indemnification.

          (a) Indemnification of the NSTC. Pfluger agrees to indemnify and hold the NSTC free and harmless from any loss, liability or cost (including legal costs) which is not covered by insurance proceeds and which the NSTC may sustain, incur or assume as a result of, or relative to, any allegation, claim, civil or criminal action, proceeding, charge or prosecution (collectively "Claims") which may be alleged, made, instituted or maintained against the NSTC or Pfluger, jointly or severally, which results from negligence, fraud or willful misconduct of Pfluger, its agents, affiliates or employees, The provisions of this paragraph shall not constitute a release of any rights of Pfluger arising as a result of any breach or default by the NSTC of a provision of this Agreement and shall not supersede any right of termination belonging to Pfluger.

          (b) Survival. The provisions of this Article shall survive any Cancellation, termination or expiration of this Agreement for a period of two (2) years.

     5.4 Notice. Any notices required to be given under this Agreement to the other party shall be in writing and shall be sent to the other party by personal service or registered or certified mail, postage prepaid, addressed as follows:

                           If to Pfluger:
                           Pfluger Enterprises, L.L.C.
                           250 Park Place
                           2911 Turtle Creek
                           Dallas, Texas
                           Attn: Ronald L. Holmes
                           Fax:     (214) 559-3115 (USA)

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                     If to the NSTC:
                           Nostrad Telecommunications Inc.
                           Suite 2482 650 West Georgia Street
                           Vancouver, B.C. Canada V6B 4N8
                           Attn: Chris Farnworth
                           Fax:     (604) 893-8768


Deliveries by fax shall be acceptable. To the extent a party mails its notice, such notice shall be deemed effective only upon receipt by the other party. Either party may change its address by notice to the other party.

     5.5 Amendments Waiver. None of the covenants, terms of conditions of this Agreement to be kept and performed by the NSTC or Pfluger may be amended or modified except by a written instrument signed by both parties. Any consent to or acquiescence in any breach of this Agreement shall not constitute a waiver of any other or later breach of the same or of any other covenants, agreements or conditions thereof

     5.6 Severability. In the event any term or provisions of this Agreement or any application thereto to any person or circumstance shall be declared prohibited, valid, or unenforceable to any extent in any Jurisdiction, as determined by a court of competent jurisdiction, such term or provision shall, in that jurisdiction, be ineffective only to the extent of such prohibition, invalidity, or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or affecting the validity or enforceability of such ten-n or provision in- any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties or made a significant change in the economic effect of the Agreement on the party benefited by such term or provision.

     5.7 Force Majeure. Neither party hereto shall be in default for failure to perform any of its obligations pursuant to this Agreement if and to the extent that it can establish that such failure was occasioned by circumstance which were acts of God and beyond control and which by the exercise of reasonable due diligence and foresight it could not have prevented or overcome,

     5.8 Governing Law and Disputes. This Agreement shall be construed and enforced in accordance with the internal laws of USA without regard to conflict of law principles. Any dispute arising between the parties to this

Agreement, whether involving the Entity or not shall be settled in the following manner:

     5.8.1. In the case of a disagreement between ZBC and NSTC acting as an Agent of Pfluger the aggrieved party in the case of shall refer the dispute to the Minister of Information, Posts and Telecommunications who shall attempt to mediate the dispute within 14 days of the referral to him/her of the dispute, but any decision made by the Minister shall not be binding on the parties;

     5.8.2. In the event that the dispute is not mediated within the time period set out herein above or if either party is dissatisfied with the decision of the Minister then such dissatisfied party shall have the right to take such action as it may deem fit in order to enforce and/or safeguard its rights as may be permitted at law.

     5.9 Entire Agreement. This Agreement constitutes all of the understandings and agreements between the Pfluger and the NSTC with respect to the NSTC's management, operation and maintenance of the Business and supersedes all prior understandings and agreements, commitments, representations, and warranties, whether oral or written, of every kind and description whatsoever and however characterized.

     5.10 Headings. The article, section and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provisions of this Agreement.

     5.11  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     5.12 Confidential Information. The NSTC and the Pfluger's employees shall use their best efforts to hold Confidential Information in trust and confidence and, except as may be authorized by Pfluger in writing, shall not disclose any Confidential Information to any person or party. "Confidential Information" means the provisions of this Agreement any other agreements or financial, marketing, or other similar information relating to the Business, as disclosed to the NSTC by Pfluger, or obtained by NSTC in the performance of its duties and obligations under this Agreement, which relate to the real estate or business activities of Pfluger or its affiliates. Without limitation, all contracts hereunder between NSTC and other persons or parties, which relate to Pfluger or its Business shall include this provision to insure nondisclosure of Confidential Information by them.

     5.13 Affiliates. The NSTC may employ or otherwise retain or contract with any affiliate of the NSTC to furnish any goods or services for the Business of Pfluger without the prior written consent of Pfluger; Provided, however, that all such goods and services shall be furnished at a fair, reasonable, and competitive cost, quality, and timeliness. Further, in order to protect the liability of Pfluger and NSTC, NSTC shall have the right to form new companies under the laws of any country in which it intends to market the System to perform the NSTC's duties hereunder, the costs and expenses of which shall constitute expenses of the Business.

     5.14 Authority/Representations. Pfluger and NSTC warrant and represent, one to the other, that: (1) all approvals and resolutions necessary to enter into and perform this Agreement has been obtained as of the execution of this Agreement, including but not limited to, the approval of all parties within the Government of Zimbabwe necessary for the execution of this Agreement to constitute an act of Government of Zimbabwe, (ii) entering into and performing this Agreement will not violate or breach any other agreement, law or ordinance to which the party is subject to, and (iii) the person executing this Agreement on their behalf is fully vested with authority to execute this Agreement. Other than as stated in this Section 5.14, the parties have not relied on any representation or warranty of the other, whether written or oral. The representations and warranties contained in this Section 5.14 shall survive any cancellation, expiration, or termination of this Agreement for a period of two
(2) years.

     WITNESS WHEREOF, NSTC and Pfluger have caused this Agreement to be executed as of the day and year first above written.


         Nostrad Telecommunications Inc.                      Sealed


         By: ______________________
         Chris Farnworth, Director & Senior Vice President

         WITNESS:

         By: ______________________

         Name:

         Pfluger Enterprises L.L.C.                  Sealed


         By: ______________________


         WITNESS:

         By: ______________________

         Name: